UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 17, 2020

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
6634 Hwy 53
Braselton, GA 30517
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	FOXF	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 26, 2020, Fox Factory Holding Corp. (the "Company") filed a Form 8-K/A, amending the Current Report on Form 8-K on March 16, 2020 reporting the completion of its acquisition of all of the outstanding equity interests of SCA Performance Holdings, Inc., a Delaware corporation ("SCA") by Fox Factory, Inc., a California corporation and wholly-owned subsidiary of the Company. The sole purpose of this Current Report on Form 8-K is to file additional pro forma financial information for the Company as set forth in Exhibit 99.1 attached hereto, to incorporate by reference such information into one or more registration statements filed or to be filed by the Company.

Item 9.01 Financial Statements and Exhibits.
(b) Pro Forma Financial Information.
The unaudited Pro Forma Combined Condensed Statement of Income and explanatory notes related to the acquisition of SCA for the three months ended April 3, 2020 are filed as Exhibit 99.1 to this Current Report on Form 8-K.
The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of what the actual results of operations would have been had the transactions taken place on the assumed date; nor is it indicative of the future consolidated results of operations or financial position of the combined companies.
(d) Exhibits
The following exhibits are furnished herewith:

Exhibit Number	Description
99.1	Unaudited Pro Forma Combined Condensed Statement of Income and explanatory notes for the three months ended April 3, 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.
Date:	June 17, 2020	By:	/s/ Michael C. Dennison

Michael C. Dennison
Chief Executive Officer